EXHIBIT 99


                          FOR IMMEDIATE RELEASE

                 ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
                FFO OF $.49  FOR THIRD QUARTER 1998 RESULTS

     KANSAS CITY, Mo. (October 12, 1998) -- Entertainment Properties Trust (EPR:NYSE), a Real Estate Investment Trust (REIT) that owns entertainment-related properties, reported today funds from operations (FFO) of $6.9 million, or $.49 per share and total revenue (rental income and interest income) of $10.0 million for the third quarter ended September 30, 1998. Net income during the quarter was $4.9 million, or $.35 per share. The Company has 13,861,964 common shares of beneficial interest outstanding.

     "We're pleased to report, strong performance once again, relative to consensus estimates," said President Robert L. "Chip"
Harris.

     Harris and Chief Financial Officer David Brain will discuss third-quarter results and ongoing operations as part of a teleconference call scheduled for 10 a.m., Central Time, Tuesday, October 13, 1998. To participate, call 816-650-0789 and ask for the EPR third-quarter earnings conference call. A post recording of the conference call can be heard from October 13 through October 16 by calling 402-220-0940.

     Since becoming publicly traded in November 1997, EPR has acquired more than $400 million in theatre and related properties throughout the United States which are operated by such first-run movie exhibitors as AMC Entertainment, Consolidated Theatres, Muvico Theaters and Regal Cinemas.

     Entertainment Properties Trust is a Real Estate Investment
Trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators.

     Entertainment Properties Trust company contact:  Jon Weis,
Director of Corporate Communications, 1200 Main Street, Suite 3250, Kansas City, Missouri 64105. 888-EPR-REIT. FAX 816-472-5798.
Company web site is at www.eprkc.com.


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EPR Earnings -- Page 2

INCOME STATEMENT SUMMARY                3 Months
(IN MILLIONS EXCEPT FOR PER SHARE DATA)   ENDED             YTD
                                         9/30/98            1998

Revenue and interest income               $9.98             $25.28
   Revenue and interest income per
     share                                  .72               1.82

General & administrative                    .55               1.74
Depreciation                               1.97               5.02
Interest Expense                           2.54               4.35
Net income                                 4.92              14.17
  Net income per share                     0.35               1.02

Funds from operations                      6.87              19.15
  FFO per share                            0.49               1.38



BALANCE SHEET SUMMARY                   9/30/98
                                      in millions

Real Estate, Net                                            387.0
Cash and Equivalents                                          6.8
Other Assets                                                  4.7
  Total Assets                                              398.5

Current Liabilities                                           9.4
Mortgages, notes payable & unsecured lines of credit        140.1
Shareholders Equity                                         249.0
  Total Liabilities and Shareholders' Equity                398.5

Other than historical information, this press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and identified by words such as "continue," "believe," "may," "hope," "anticipate," "goal," "forecast" or comparable terms. The Company's actual financial condition, results of operations or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties, including the Company's initial dependence on a single tenant and lease guarantor for its revenues and ability to make distributions, potential conflicts of interest, competition from other entities providing capital to the entertainment industry, dependence on key personnel, operating risks in the entertainment industry that may affect the operations of the Company's tenants, tax risks, interest rates and availability of debt financing, real estate investment risks and other risks and uncertainties. Investors are cautioned not to place undue reliance on such forward-looking statements, and are encouraged to review the risk factors identified in the Company's prospectus dated November 18, 1997 and in the Company's reports filed with the Securities and Exchange Commission.

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